CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No.229 to the registration statement of Putnam Funds Trust on Form N-1A (File No. 811-07513) (“Registration Statement”) of our report dated December 7, 2015, relating to the financial statements and financial highlights of Putnam Global Sector Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 2016